                                                                 Exhibit (d)(10)

                           FORM OF AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                                ING MUTUAL FUNDS

                  EXPIRATION OF INITIAL TERM: OCTOBER 31, 2003

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                                   MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                    ---------------------------------------
                                Class A     Class B      Class C     Class I     Class M      Class Q
                                -------     -------      -------     -------     -------      -------
ING International Fund          2.75        3.50         3.50        2.50        N/A          2.75
ING Precious Metals Fund        2.75        N/A          N/A         N/A         N/A          N/A
ING Worldwide Growth Fund       1.85        2.50         2.50        N/A         N/A          1.75
ING Foreign Fund*               1.95        2.70         2.70        1.60        N/A          1.85





                                                                            ----
                                                                              HE


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* This Amended Schedule A to the Expense Limitation Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.